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                                EXHIBIT 10.8*




































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                           EMPLOYMENT AGREEMENT


     THIS AGREEMENT, made and entered into as of January 1, 1995, by and between AMERICAN FAMILY LIFE ASSURANCE COMPANY OF COLUMBUS, a Georgia corporation (hereinafter "AFLAC"), and HIDEFUMI MATSUI (hereinafter "MATSUI").

     WHEREAS, AFLAC and MATSUI desire to enter into an Employment Agreement and to set forth the terms and conditions of MATSUI's employment; and

     WHEREAS, AFLAC and MATSUI desire to terminate any and all other employment agreements heretofore existing between them prior to January 1, 1995; and

     NOW, THEREFORE, the parties, for and in consideration of the mutual covenants and agreements hereinafter contained, do contract and agree as follows:

                              1.  EMPLOYMENT.

     AFLAC agrees to employ MATSUI for the term of this Agreement in the capacity set forth herein and MATSUI agrees to devote full-time to his duties hereunder as specified.

                                 2.  TERM.

     MATSUI's employment hereunder shall be for the period commencing January 1, 1995 and continuing through December 31, 2004 (10 years), unless sooner terminated as hereinafter provided, and may be renewed thereafter on an annual basis by mutual consent of the parties to this Agreement.

                              3.  COMPENSATION.

     a) BASE SALARY. For the year 1995, AFLAC shall pay as salary to MATSUI an amount equal to 37,220,000 yen. For 1996 and subsequent years, MATSUI shall be considered for salary increases in the same general proportion as the annual increases in the base salaries of other senior executive officers of AFLAC.

     b) MANAGEMENT INCENTIVE PLAN. In addition to the Base Salary paid to MATSUI, AFLAC shall, for each calendar year of MATSUI's employment by AFLAC, beginning with the calendar year 1995, continue to pay MATSUI, as performance bonus compensation, an amount determined each year under AFLAC's current Management Incentive Plan (short-term Incentive Program) with a target level based on at least thirty-five percent (35%) of base salary. Nothing in this paragraph shall preclude MATSUI from receiving additional discretionary bonuses approved by the Board of AFLAC Incorporated.

     c) STOCK OPTIONS. MATSUI shall continue to be eligible to be awarded stock options to purchase AFLAC Incorporated's common stock under its Stock Option Plans for selected key employees and Directors during the term of this Agreement.

                               4.  DUTIES.

     Pursuant to the terms and conditions of this Agreement, MATSUI shall

                                 EXH 10.8-1

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assume the title and position of President-Japan of AFLAC-Japan (hereinafter referred to as the "President-Japan"). The President-Japan shall be directly responsible to the Director Chairman of AFLAC-Japan (hereinafter referred to as the "Director Chairman") and shall perform any and all assignments that the Director Chairman may request the President-Japan to perform. The President-Japan shall have primary responsibility to oversee and manage the day-to-day business operations of AFLAC-Japan under the Director Chairman's instructions and pursuant to the policies, rules and regulations of AFLAC, and any relevant Ministry of Finance directives or administrative guidance. As a member of the Executive Committee and the Chair of the Management Committee of AFLAC-Japan, the President-Japan shall participate in the determination of overall management policies and corporate planning.
Further, he shall participate in the decision-making process of AFLAC-Japan as described in the internal rules of AFLAC-Japan, which set forth guidelines concerning the respective duties and scopes of authority of the Director Chairman and the President-Japan.

                              5.  RETIREMENT.

     AFLAC, in consideration of the value to AFLAC of offering MATSUI a retirement plan which will encourage his continued employment until date of retirement and thereafter assure his continued service in an advisory capacity and to preclude him from rendering any service, assistance or advice to any competitor of AFLAC, hereby agrees to the following retirement plan for MATSUI:

     a) ELIGIBILITY FOR RETIREMENT. Subject to the terms and conditions of this Agreement, MATSUI shall be eligible for retirement as follows:

          1) At age sixty-five (65) -- mandatory retirement at sixty-five percent (65%) of Base Salary (Section 3(a)) on the day before retirement.

          2) From age fifty-five (55) to age sixty-five (65) -- voluntary retirement at fifty percent (50%) of Base Salary (Section 3(a)) on the day before retirement.

          3) Early retirement -- Total and Permanent Disability prior to attainment of age sixty-five (65), retirement at fifty percent (50%) of Base Salary (Section 3(a)) on the day before Disability. Disability is defined as any physical or mental condition which prevents MATSUI from performing the normal functions of his duties as defined herein.

     b) RETIREMENT BENEFITS. Upon retirement, MATSUI shall be paid benefits under either Sub-section (1) or (2) below:

          1) Retirement Without Surviving Spouse Benefit. Participant shall be paid, at the same intervals as active employees of AFLAC-Japan, at the rate specified in Section 5(a).

          2) Retirement with Surviving Spouse Benefit. At the option of MATSUI, and subject to his written notice of such election being filed by MATSUI with the Secretary of AFLAC on or before the effective date of retirement, MATSUI may elect to receive for his lifetime a reduced compensation in the amount of ninety percent (90%) of the rate specified in Section 5(a), with the

                                 EXH 10.8-2

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              additional provision that, effective with the calendar month following the death of MATSUI after retirement, AFLAC will pay monthly to the surviving spouse of MATSUI one-half (1/2) of the amount which MATSUI would have received as retirement income had he survived, such survivor's income to be paid for the appropriate period of time shown below:

               (a) If at the time of MATSUI's death, the surviving spouse is fifty-five (55) years of age or older, then such survivor's benefit shall be paid for the lifetime of the surviving spouse, or

               (b) If at the time of MATSUI's death, the surviving spouse is younger than 55 years of age, then such survivor's benefit shall be paid only for a maximum period of 20 years from MATSUI's death or until the surviving spouse's earlier death, whichever occurs first.

     c) ADJUSTMENTS TO RETIREMENT BENEFITS. All retirement benefits paid under Sub-section b) above shall be subject to annual cost-of-living type increases proportionate to any such compensation increases granted each year to the most senior officers of AFLAC-Japan, or, at the option of AFLAC, by any alternate reasonable index of cost-of-living increases.

                        6.  TERMINATION FOR GOOD CAUSE

     Notwithstanding any other provision of this Agreement, AFLAC shall have the right to terminate MATSUI for good cause at which time AFLAC shall no longer be required to pay any benefits under this Agreement. "Good cause" shall mean: (i) MATSUI's willful and deliberate failure to substantially perform his executive and management duties hereunder for a continuous period of more than sixty (60) days for reasons other than MATSUI's sickness, injury, or disability; (ii) the willful and deliberate conduct by MATSUI which is intended by MATSUI to cause, and which does in fact result in substantial injury or damage to AFLAC; or (iii) the conviction or plea of guilty by MATSUI of a felony crime involving moral turpitude.

                              7.  NON-COMPETITION.

     As a further condition to the payment of benefits (including retirement benefits), MATSUI agrees that so long as benefits are paid to him by AFLAC he will not, without the prior written consent of the Chief Executive Officer of AFLAC, directly or indirectly render advisory or any other services to, or become employed by, or participate or engage in any business competitive with any of the insurance business activities of AFLAC or its subsidiaries in any states and/or foreign countries in which it or its subsidiaries do business.

                 8.  RIGHTS UNDER OTHER AFLAC RETIREMENT PLANS.

     In consideration of the benefits contained herein, MATSUI waives any and all rights to participate in any and all other AFLAC or AFLAC-Japan retirement or pension plans.

                             9.  IRREVOCABLE.

     Upon execution by both parties hereto, the agreement shall be binding on the parties hereto and cannot be amended, modified, suspended, or

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supplemented in any respect except by an agreement in writing executed by both parties hereto.

                         10.  SUCCESSORS OF AFLAC.

     This Agreement shall be binding upon any successor to AFLAC and such successor shall be deemed substituted for AFLAC for all purposes under this Agreement.

                        11.  CONSOLIDATION OR MERGER.

     In the event AFLAC consolidates or merges into another corporation which survives the consolidation or merger, it is AFLAC's intent that such surviving corporation shall assume this Agreement, and upon such assumption MATSUI and the survivor shall become obligated to perform the terms and conditions hereof and the term "AFLAC" as used in this Agreement shall be deemed to refer to such survivor.

                               12.  ARBITRATION.

     Matters not specifically mentioned herein shall be resolved upon mutual consultation in accordance with the principles of good faith and trust. Any unresolved dispute arising out of or relating to this Agreement or controversy relating to the interpretation or breach hereof shall be settled by arbitration at a mutually agreeable location in the United States in accordance with the commercial arbitration rules of the American Arbitration Association.

                             13.  APPLICABLE LAW.

    This Agreement is intended to and shall be governed by the laws of the State of Georgia.

                            14.  ENTIRE AGREEMENT.

     This Agreement shall supersede any other contract of employment or retirement, whether oral or in writing, between AFLAC and MATSUI.

     IN WITNESS WHEREOF, AMERICAN FAMILY LIFE ASSURANCE COMPANY OF COLUMBUS has caused this Agreement to be executed in its corporate name and by its officers thereto fully authorized, this 27th day of October, 1994, in the State of Georgia.

 /s/ Hidefumi Matsui                  AMERICAN FAMILY LIFE
- -------------------------(L.S.)       ASSURANCE COMPANY OF
HIDEFUMI MATSUI                       COLUMBUS, GEORGIA (AFLAC)

 /s/ Kriss Cloninger
- -------------------------(L.S.)
WITNESS                            BY:   /s/ Daniel P. Amos
                                        --------------------------
                                        DANIEL P. AMOS, CEO

                               ATTEST:   /s/ Joey M. Loudermilk
                                        --------------------------
                                        JOEY M. LOUDERMILK
                                        Secretary

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